UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2022

B2Digital, Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-11882	84-0916299
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

4522 West Village Drive, Suite 215, Tampa, FL 33624
(Address of principal executive offices, including zip code)

(813) 961-3051
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	Entry into a Material Definitive Agreement.

Loan with GS Capital Partners, LLC

On July 7, 2022 (the “Closing”), B2Digital, Incorporated, a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “SPA”) with GS Capital Partners, LLC (the “Lender”) pursuant to which the Company issued to the Lender an 8% redeemable promissory note (the “Note”) in the principal amount of $483,000 with an original issuance discount of $33,810. The Note may be prepaid without penalty, provided that an Event of Default (as defined in the Note) has not occurred.

Upon the occurrence of Event of Default the Company will have a 15-day grace period, during which no default shall be deemed to have occurred (the “Grace Period”). After the conclusion of the Grace Period, the Lender will be required to provide the Company with written notice of default, after which time Lender will have a 45-day cure period to remedy such default (the “Cure Period”).

As long as there is no uncured Event of Default, the principal will be paid as follows:

•	$125,550 upon Closing;
•	$116,250 within 30 days of Closing;
•	$106,950 within 60 days of Closing; and
•	$100,440 within 90 days of Closing.

Pursuant to the SPA, the Company entered into the Pledge Agreement with the Lender, Greg P. Bell, and B2 Management Group LLC, a Nevada limited liability company (“B2 Management”), pursuant to which, as security for all existing and outstanding notes issued to the Lender, Mr. Bell and B2 Management pledged to the all shares of the Company’s Series A and Series B Preferred Stock owned by Mr. Bell and B2 Management, collectively (the “Pledged Shares”), and granted to the Lender a first priority lien on and a first priority security interest in the following (collectively, the “Stock Collateral”):

•	the Pledged Shares and all capital, revenue, profit, income, gain or other property or proceeds, return on contribution or otherwise with respect to the Pledged Shares;
•	all securities, moneys or property representing dividends or interest on any of the Pledged Shares, or representing a distribution in respect of the Pledged Shares, or resulting from a split-up, revision, reclassification or other like change of the Pledged Shares or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Shares (exclusive of any equity holder loans);
•	all right, title and interest of Mr. Bell and/or B2 Management in, to and under any policy of insurance payable by reason of loss or damage to the Pledged Shares and any other Stock Collateral;
•	all other payments due or to become due to Mr. Bell and/or B2 Management in respect of the Pledged Shares whether under any organizational document or otherwise, whether as contractual obligations, damages or otherwise;
•	all “accounts”, “general intangibles”, “instruments” and “investment property” (in each case as defined in the UCC) constituting or relating to the foregoing;
•	all proceeds of any of the foregoing property of Mr. Bell and/or B2 Management (including, without limitation, any proceeds of insurance thereon, all “accounts”, “general intangibles”, “instruments” and “investment property”, in each case as defined in the UCC, constituting or relating to the foregoing); and
•	all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof.

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Pursuant to the Pledge Agreement, Mr. Bell and B2 Management entered into Irrevocable Proxies pursuant to which Mr. Bell and B2 Management appointed the Lender with full power to appoint a nominee or nominees to act from time to time, the true and lawful attorney and proxy of the Pledged Shares, at all annual and special meetings of the shareholders of the Company and to take any action by written consent with the same force and effect as either Mr. Bell or B2 Management might or could do.

Pursuant to the SPA, B2 Management entered into the Non-Recourse Guaranty and Security Agreement pursuant to which B2 Management granted to the Lender a security interest in the shares of Series A Preferred Stock owned by B2 Management and all proceeds and products thereof.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B2Digital, Incorporated

Date: July 15, 2022	By:	/s/ Greg P. Bell
Greg P. Bell, Chief Executive Officer

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